UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  July 18, 2007

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service – Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 18, 2007, Helmerich & Payne International Drilling Co. (“HPIDC”), Helmerich & Payne, Inc.’s drilling subsidiary, and Southeast Texas Industrial Services, Inc. (“STIS”) entered into a Contract (the “Contract”) providing for the assembly of drilling rig components.  The Contract provides for a commitment from HPIDC for the assembly of components for a minimum of ten rigs, absent termination of the Contract for cause by HPIDC.  In addition, HPIDC retains the right to require STIS to assemble rig components for up to 36 rigs.  Subject to such ten-rig commitment, HPIDC retains the right at any time to make changes to all or any portion of the work, to change the sequence of performance or delivery of any portion of the work, and to eliminate any portion of the work from the Contract and transfer such work to other subcontractors.  Payments to be made by HPIDC to STIS for the components is estimated at $160,000 per rig, which estimate may vary by rig type and other factors.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                     Exhibits

10.1                           Contract dated July 18, 2007, between Helmerich & Payne International Drilling Co. and Southeast Texas Industrial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Vice President

DATE: July 18, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Contract dated July 18, 2007, between Helmerich & Payne International Drilling Co. and Southeast Texas Industrial Services, Inc.